EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company Contacts:

G. Darcy Klug, Chairman and CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

Philip C. Spizale, CEO

(337) 269-5933

philip.spizale@redhawkholdingscorp.com

Investor Relations:

Stephanie Prince, Managing Director

PCG Advisory

(646) 762-4518

sprince@pcgadvisory.com

Media Contact:

Valerie Allen

Valerie Allen Public Relations

(310) 382-7800

valerie@valerieallenpr.com

REDHAWK APPOINTS PHILIP C. SPIZALE CHIEF EXECUTIVE OFFICER

25-year Healthcare Veteran Takes the Reins as Company Sales Projected to Expand during the Current Fiscal Year

G. Darcy Klug to Remain as Chairman and CFO

LAFAYETTE, LOUISIANA – May 20, 2020 - RedHawk Holdings Corp. (OTC: SNDD) (“RedHawk” or the “Company”), a diversified holding company primarily engaged in the sales and distribution of medical devices, announced today that the Board of Directors (the “Board”) has appointed Philip C. Spizale as Chief Executive Officer, effective June 8, 2020. Mr. Spizale replaces G. Darcy Klug who has served as the Company’s Interim Chief Executive Officer since November 12, 2018. Mr. Klug will remain as the Company’s Chairman of the Board and Chief Financial Officer.

Mr. Spizale joined RedHawk as a healthcare advisor to the Board in November 2017. He was appointed as a member of the Board effective on July 1, 2019 and serves as Chairman of the Company’s Compensation Committee. Mr. Spizale has more than 25 years of sales and management experience in the healthcare industry. Since he joined RedHawk’s Board, he has assisted in developing the Company’s marketing strategies for sales and distribution of its medical devices as well as identifying critical future business development opportunities that are currently under consideration.

Commenting on the appointment, G. Darcy Klug, RedHawk’s Chairman of the Board and Chief Financial Officer, said, “The appointment of Philip as our Chief Executive Officer represents another exciting and major milestone in RedHawk’s history. In his new role, Philip will be responsible for overseeing the planning, development, and execution of RedHawk’s marketing and advertising initiatives including working directly with our customers, distributors, and independent sales representatives. We believe his appointment is the right choice to enable Redhawk to continue on its current growth trajectory as our product line continues to develop and expand and is projected to achieve quarterly revenue records during the current fiscal year compared to the same periods in prior fiscal years.”

“In addition to his superior management talents, Philip brings a wealth of extremely meaningful healthcare industry knowledge and experience to RedHawk. Since he began working with us in 2017, he has been instrumental in developing our marketing strategies for the launch of both the SANDD mini™ and the re-designed SANDD Pro™, as well as the development of our expanded portfolio of medical personal protection equipment, including a line of UV sanitizers. As CEO, Philip will also work closely with me to identify and complete specific strategic and organic business development opportunities including several currently under consideration,” concluded Mr. Klug.

Mr. Spizale added, “I’m looking forward to joining the Redhawk executive team full time. This is an exciting and important time at RedHawk as we move to capitalize on several product line expansion opportunities and re-energize our brand positioning.  As I transition, Darcy will shift his attention towards investor relations and strategic business opportunities and importantly focus more directly on the Chief Financial Officer role in order to ensure that the necessary financial support is in place for RedHawk’s planned future growth.”

In the four years prior to joining RedHawk, Mr. Spizale was the Chief Sales Officer of REVA, Inc., the largest fixed wing air medical transport service provider in the Americas. Between 2003 and 2016, Mr. Spizale held various senior sales and managerial positions with Concentra Inc., a national health care provider of a wide range of medical services to employers and patients, including urgent care, occupational medicine, physical therapy, primary care, and wellness programs. Mr. Spizale earned a Master of Business Administration degree from Webster University in St. Louis, MO and a Bachelor of Arts degree in Communications from Loyola University in New Orleans, LA.

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About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company primarily engaged in the sale and distribution of medical devices including the Sharps and Needle Destruction Device (SANDD™), certain Personal Protection Equipment, UV Sanitizers, WoundClot Surgical - Advanced Bleeding Control, and the Carotid Artery Digital Non-Contact Thermometer. Other subsidiaries include the Company’s United Kingdom-based affiliate, which manufactures and markets branded generic pharmaceuticals and RedHawk Energy, which holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full-body x-ray scanner. Redhawk Holdings is also engaged in commercial real estate investment and leasing, and specialized financial services. For more information, please visit: http://www.redhawkholdingscorp.com

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties, including risks and uncertainties related to economic conditions and changes in market conditions. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.